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                                                                 EXHIBIT e(2)(i)

[ING LOGO]
FUNDS

September 3, 2004

Michael J. Roland
Executive Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

      Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Equity Trust and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Principal Protection Fund XII, ING Principal Protection Fund XIII and ING Principal Protection Fund XIV, three newly established series of ING Equity Trust (the "Funds"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

The AMENDED SCHEDULE A has also been updated by the removal of ING Growth Opportunities Fund, as this fund recently merged into another fund.

      Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds.

                                                       Very sincerely,

                                                       /s/ Robert S. Naka
                                                       -------------------------
                                                       Robert S. Naka
                                                       Senior Vice President
                                                       ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

BY: /s/ Michael J. Roland
    ----------------------------------
    Michael J. Roland
    Executive Vice President

7337 E. Doubletree Ranch Rd.             Tel: 480-477-3000      ING Equity Trust
Scottsdale, AZ 85258-2034                Fax:480-477-2700
                                         www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

NAME OF FUND

 ING Disciplined LargeCap Fund

 ING LargeCap Value Fund

 ING MidCap Opportunities Fund

 ING MidCap Value Fund

 ING Principal Protection Fund

 ING Principal Protection Fund II

 ING Principal Protection Fund III

 ING Principal Protection Fund IV

 ING Principal Protection Fund V

 ING Principal Protection Fund VI

 ING Principal Protection Fund VII

 ING Principal Protection Fund VIII

 ING Principal Protection Fund IX

 ING Principal Protection Fund X

 ING Principal Protection Fund XI

 ING Principal Protection Fund XII

 ING Principal Protection Fund XIII

 ING Principal Protection Fund XIV

 ING Real Estate Fund

 ING SmallCap Opportunities Fund

 ING SmallCap Value Fund